EXHIBIT 99

Home Properties, Inc.
Earnings Release and Supplemental Information
Third Quarter 2013

FOR IMMEDIATE RELEASE

Home Properties Reports Third Quarter 2013 Results

ROCHESTER, N.Y., October 31, 2013 – Home Properties, Inc. (NYSE: HME) today released financial results for the third quarter ended September 30, 2013.  All results are reported on a diluted basis.

“In the third quarter, Home Properties made tremendous progress in its multi-year plan to further strengthen the balance sheet and increase future financial flexibility,” said Edward J. Pettinella, Home Properties President and CEO.  “During the quarter, the Company received net proceeds of $267.6 million from a successful equity offering, which was used to reduce debt, in addition to increasing to $450 million its revolving line of credit and extending the term.  Both events significantly enhanced key credit metrics for Home Properties.”

Earnings per share ("EPS") for the quarter ended September 30, 2013 was $0.44 compared to $0.71 for the quarter ended September 30, 2012.  The $0.27 decrease in EPS is primarily attributable to a $19.7 million decrease in gain on disposition of two properties sold in the third quarter of 2012, partially offset by a $7.2 million increase in income from continuing operations from both the properties owned throughout 2012 and 2013 (the “Core” properties) and those acquired, developed or redeveloped subsequent to January 1, 2012 (the “Non-Core” properties).  EPS for the nine months ended September 30, 2013 was $1.92 compared to $1.31 for the nine months ended September 30, 2012.  The $0.61 increase in EPS is primarily attributable to a $25.3 million year-over-year increase in gain on disposition of property combined with a $25.8 million increase in income from continuing operations.

For the quarter ended September 30, 2013, Funds From Operations ("FFO") was $73.1 million, or $1.09 per share, compared to $67.3 million, or $1.09 per share, for the quarter ended September 30, 2012.  The FFO increase of $5.8 million, or 8.6%, was driven by stronger operating results and lower General and Administrative costs, offset by the dilutive impact of the 4.4 million public share offering on July 12, 2013. FFO for the nine months ended September 30, 2013 was $3.25 per share, compared to $3.03 per share in the year-ago period, which equates to a 7.3% increase on a per-share basis.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Third Quarter Operating Results

For the third quarter of 2013, same-property comparisons (for 113 Core properties containing 38,784 apartment units owned since January 1, 2012) reflected an increase of 3.2% in base rental rates and an increase of 2.6% in total revenues compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 3.2% from the third quarter of 2012.  Property level operating expenses increased by 1.4% compared to the prior year quarter, primarily due to increases in personnel expense, property insurance and real estate taxes, which were partially offset by decreases in repairs and maintenance.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

Average physical occupancy for the Core properties was 95.0% during the third quarter of 2013, down from 95.5% during the third quarter of 2012.  Average monthly rental rates of $1,306 represent a 3.2% increase compared to the year-ago period.

On a sequential basis, compared to the 2013 second quarter results for Core properties, rental income (excluding utility recovery) remained unchanged in the third quarter of 2013, total revenues decreased 0.4%, expenses decreased 1.6% and NOI increased 0.2%.  Average physical occupancy decreased 0.9% to 95.0%.

Physical occupancy for the 3,183 apartment units acquired/developed/redeveloped between January 1, 2012 and September 30, 2013 averaged 92.7% during the third quarter of 2013, at average monthly rents of $1,312.

Year-To-Date Operating Results

For the nine months ended September 30, 2013, same-property comparisons for the Core properties reflected an increase in total revenues of 3.3% and an increase in total expenses of 1.6%, resulting in a 4.3% increase in NOI compared to the first nine months of 2012.  Property level operating expenses increased primarily due to higher natural gas heating costs, personnel expense, real estate taxes and snow removal costs.  These increases were partially offset by decreases in repairs and maintenance and property insurance.

Average physical occupancy for the Core properties was 95.5% during the first nine months of 2013, up from 95.4% a year ago, with average monthly rental rates of $1,291, an increase of 3.3% over the prior-year period.

Acquisitions/Dispositions

There were no acquisitions or dispositions of apartment communities during the third quarter of 2013.

Subsequent to the end of the quarter, on October 15, 2013, the Company sold a 344-unit apartment community in the Washington, D.C. region for $68 million.  The weighted average historical capitalization rate on the sale is 5.9% after applying a 2.7% management fee and before capital expenditures.  A gain on sale of approximately $36 million will be recorded in the fourth quarter of 2013 related to this sale.

Development

Construction continued as planned on Eleven55 Ripley and Courts at Spring Mill Station.

Capital Markets Activities

As of September 30, 2013, the Company’s ratio of debt-to-total market capitalization was 38.6% (based on a September 30, 2013 stock price of $57.75 used to determine equity value), with $106.5 million outstanding on its $450 million revolving credit facility and $11.0 million of unrestricted cash on hand.  Total debt of $2.4 billion was outstanding, at interest rates averaging 4.5% and with staggered maturities averaging five years.  Approximately 91% of total indebtedness was at fixed rates.  Interest coverage for the quarter was 3.6 times and the fixed charge ratio was 3.4 times.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

As previously reported, on July 12, 2013, the Company closed on a public offering of 4,427,500 shares of its common stock at a price of $63.00 per share.  The net proceeds of the sale were approximately $267.6 million, after underwriting discounts, commissions and offering expenses.

On July 31, 2013, the Company repaid three variable-rate mortgages on three properties for $59.1 million, incurring debt extinguishment costs of $0.9 million, or $0.013 FFO per share, which is included in interest expense.  The mortgages averaged a 3.2% interest rate and a three-year maturity date.  These properties are now part of the unencumbered asset pool.  As of September 30, 2013, the unencumbered asset pool represented 45.6% of total value, up from 37.5% at December 31, 2012.

As previously reported, on August 19, 2013, the Company increased the amount of the unsecured revolving line of credit agreement to $450 million from $275 million.  The maturity date of the line was extended to August 18, 2017 from December 8, 2015 and may be extended at the Company’s option for an additional one-year period.  The rates, terms and conditions remain unchanged from the prior agreement.  Based on the Company’s current leverage ratio, the LIBOR margin is 1.00% and the annual facility fee is 0.175%.  The existing $250 million term loan has been extended until August 18, 2018 from December 8, 2016.

The Company has an At-The-Market equity offering program through which it may sell up to 4.4 million common shares.  There were no transactions during the third quarter.  There are approximately two million common shares that remain available under this program.

Outlook

Based on slightly lower third quarter results than projected, the Company has decreased from $4.34 to $4.42 the range of its annual FFO per share guidance to $4.34 to $4.38.  FFO per share expected for the fourth quarter of 2013 remains unchanged at a range from $1.09 to $1.13.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.70 per share for the quarter ended September 30, 2013.  The dividend is payable on November 22, 2013 to shareholders of record on November 12, 2013 and is equivalent to an annualized rate of $2.80 per share.  Based on the closing price of $60.83 on October 29, 2013, the day prior to the Board’s declaration of the dividend, the yield was 4.6%.  Home Properties’ common stock will begin trading ex-dividend on November 7, 2013.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

Third Quarter 2013 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  The webcast,

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website homeproperties.com.  For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

Fourth Quarter 2013 Conference/Event Schedule

Home Properties is scheduled to participate in REITWorld®: NAREIT's Annual Convention for All Things REIT® in San Francisco, November 13-15 and in the Barclays Select Series 2013 Conference – Real Estate:  The Year Ahead, December 10-11, 2013 in New York City.  Presentation materials will be available at www.homeproperties.com in the “Investors” section.

Fourth Quarter 2013 Earnings Release and Conference Call

The Company’s fourth quarter 2013 financial results are scheduled to be released after the stock market closes on Thursday, February 6, 2014.  A conference call, which will be simultaneously webcast, is scheduled for Friday, February 7, 2014 at 11:00 AM ET and will be accessible following the instructions above for the current quarter's conference call.

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets.  An S & P 400 Company, Home Properties owns and operates 117 communities containing 41,623 apartment units.  For more information, visit Home Properties’ website at www.homeproperties.com.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Third Quarter Results:	Occupancy(a)		3Q 2013	3Q 2013 vs. 3Q 2012 % Growth
			Average
			Monthly	Base
			Rent/	Rental	Total	Total
	3Q 2013	3Q 2012	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.0%	95.5%	$1,306	3.2%	2.6%	1.4%	3.2%
Non-Core Properties(c)	92.7%	NA	$1,312	NA	NA	NA	NA
TOTAL PORTFOLIO	94.8%	NA	$1,306	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2013	YTD 2013 vs. YTD 2012 % Growth
			Average
			Monthly	Base
	YTD	YTD	Rent /	Rental	Total	Total
	2013	2012	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.5%	95.4%	$1,291	3.3%	3.3%	1.6%	4.3%
Non-Core Properties(c)	90.7%	NA	$1,304	NA	NA	NA	NA
TOTAL PORTFOLIO	95.1%	NA	$1,292	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income. Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 113 properties with 38,784 apartment units owned throughout 2012 and 2013.

(c)
Non-Core Properties consist of 5 properties with 3,183 apartment units acquired, developed, or redeveloped subsequent to January 1, 2012, such that full year comparable operating results are not available.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Rental income	$154,100	$149,562	$459,552	$430,997
Property other income	12,506	12,171	40,325	38,216
Other income	207	32	671	63
Total revenues	166,813	161,765	500,548	469,276
Operating and maintenance	58,855	57,726	180,298	172,243
General and administrative	6,152	8,018	22,572	27,367
Interest	28,161	31,874	88,048	92,766
Depreciation and amortization	44,005	41,720	129,860	120,234
Other expenses	16	15	48	2,726
Total expenses	137,189	139,353	420,826	415,336
Income from continuing operations	29,624	22,412	79,722	53,940
Discontinued operations
Income (loss) from discontinued operations	-	2,010	(377)	5,972
Gain on disposition of property	-	19,667	45,004	19,667
Discontinued operations	-	21,677	44,627	25,639
Net income	29,624	44,089	124,349	79,579
Net income attributable to noncontrolling interest	(4,586)	(7,676)	(20,395)	(14,051)
Net income attributable to common stockholders	$25,038	$36,413	$103,954	$65,528
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$25,038	$36,413	$103,954	$65,528
Real property depreciation and amortization	43,472	42,863	128,832	123,442
Noncontrolling interest	4,586	7,676	20,395	14,051
Gain on disposition of property	-	(19,667)	(45,004)	(19,667)
FFO - basic and diluted, as defined by NAREIT	73,096	67,285	208,177	183,354
Loss from early extinguishment of debt in connection with sale of real estate	-	-	1,416	-
FFO - basic and diluted (1)	$73,096	$67,285	$209,593	$183,354

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property.  The Company adds back debt extinguishment costs and other one-time costs incurred as a result of repaying property specific debt triggered upon sale of a property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
FFO – basic and diluted	$73,096	$67,285	$209,593	$183,354
FFO – basic and diluted	$73,096	$67,285	$209,593	$183,354
Acquisition costs of closed deals included in other expenses	16	15	48	2,726
Operating FFO (2)	$73,112	$67,300	$209,641	$186,080
FFO – basic and diluted	$73,096	$67,285	$209,593	$183,354
Recurring non-revenue generating capital expenses	(8,897)	(9,363)	(26,830)	(27,285)
AFFO (3)	$64,199	$57,922	$182,763	$156,069
Operating FFO	$73,112	$67,300	$209,641	$186,080
Recurring non-revenue generating capital expenses	(8,897)	(9,363)	(26,830)	(27,285)
Operating AFFO (2) (3)	$64,215	$57,937	$182,811	$158,795
Weighted average shares/units outstanding:
Shares – basic	56,370.1	50,255.2	53,444.2	49,218.7
Shares – diluted	56,943.8	50,934.2	54,051.5	49,848.4
Shares/units – basic (4)	66,717.3	60,868.0	63,834.0	59,873.9
Shares/units – diluted (4)	67,291.0	61,547.0	64,441.3	60,503.6
Per share/unit:
Net income – basic	$0.44	$0.72	$1.95	$1.33
Net income – diluted	$0.44	$0.71	$1.92	$1.31
FFO – basic	$1.10	$1.11	$3.28	$3.06
FFO – diluted	$1.09	$1.09	$3.25	$3.03
Operating FFO (2)	$1.09	$1.09	$3.25	$3.08
AFFO (3)	$0.95	$0.94	$2.84	$2.58
Operating AFFO (2) (3)	$0.95	$0.94	$2.84	$2.62
Common Dividend paid	$0.70	$0.66	$2.10	$1.98

(2)	Operating FFO is defined as FFO adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $848 per apartment unit.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Third Quarter 2013 Results
For Immediate Release:  October 31, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	September 30, 2013	December 31, 2012
Land	$780,156	$791,604
Construction in progress	163,534	83,241
Buildings, improvements and equipment	4,599,949	4,580,381
	5,543,639	5,455,226
Accumulated depreciation	(1,213,528)	(1,108,840)
Real estate, net	4,330,111	4,346,386

Cash and cash equivalents	11,024	21,092
Cash in escrows	24,929	26,971
Accounts receivable	11,900	13,406
Prepaid expenses	22,973	19,504
Deferred charges	12,750	13,429
Other assets	7,198	10,704
Total assets	$4,420,885	$4,451,492
Mortgage notes payable	$1,879,090	$2,165,027
Unsecured notes payable	450,000	450,000
Unsecured line of credit	106,500	162,500
Accounts payable	25,547	22,691
Accrued interest payable	10,754	9,974
Accrued expenses and other liabilities	31,703	33,887
Security deposits	18,531	19,146
Total liabilities	2,522,125	2,863,225

Common stockholders’ equity	1,607,585	1,320,968
Noncontrolling interest	291,175	267,299
Total equity	1,898,760	1,588,267
Total liabilities and equity	$4,420,885	$4,451,492

Total shares/units outstanding:
Common stock	56,888.3	51,508.1
Operating partnership units	10,345.1	10,455.6
	67,233.4	61,963.7

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

Third Quarter 2013

Property Results

Third Quarter 2013							3Q '13 Versus 3Q '12
		3Q '13					% Growth				3Q '13
	# of	Company	Date	3Q '13	3Q '13	3Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,331	91.7%	91.1%	2.6%	3.2%	7.3%	1.0%
Bonnie Ridge	960		7/1/1999	1,175	94.2%	95.0%	1.9%	(1.0%)	(4.4%)	0.7%
Canterbury	618		7/15/1999	1,051	95.5%	94.9%	3.6%	4.1%	(5.5%)	9.3%
Charleston Place	858		9/30/2010	1,238	96.4%	96.7%	4.5%	4.9%	5.3%	4.7%
Country Village	344		4/30/1998	1,046	94.2%	94.7%	(1.2%)	(0.9%)	1.8%	(2.4%)
Dunfield	312		11/1/2007	1,252	93.5%	94.3%	3.8%	1.5%	3.9%	0.4%
Fox Hall	720		3/28/2007	931	92.7%	89.8%	3.7%	5.9%	2.0%	8.6%
Gateway Village	132		7/15/1999	1,429	94.7%	97.8%	4.7%	3.5%	3.1%	3.7%
Heritage Woods	164		10/4/2006	1,191	96.3%	96.1%	(1.7%)	(1.8%)	(4.3%)	(0.4%)
Howard Crossing	1,350		6/28/2012	1,133	96.1%	91.1%	1.4%	9.6%	22.8%	3.6%
Middlebrooke	208		4/1/2010	1,024	96.5%	94.6%	2.9%	4.6%	7.6%	3.2%
Mill Towne Village	384		5/31/2001	961	95.2%	94.4%	3.2%	3.9%	(4.3%)	9.0%
Morningside Heights	1,050		4/30/1998	973	91.8%	92.0%	4.2%	1.6%	5.5%	(0.4%)
Owings Run	504		7/15/1999	1,306	96.7%	95.1%	2.0%	5.5%	6.5%	5.1%
Ridgeview at Wakefield Valley	204		1/13/2005	1,272	95.5%	96.1%	3.4%	5.6%	11.1%	2.7%
Saddle Brooke	468		10/29/2008	1,160	94.5%	94.3%	4.4%	4.6%	9.7%	2.1%
Selford	102		7/15/1999	1,477	96.4%	95.1%	4.5%	4.6%	(4.4%)	8.7%
The Apts. at Cambridge Court	544		8/23/2011	1,385	91.8%	92.6%	1.7%	(0.4%)	12.7%	(6.3%)
The Coves at Chesapeake	469		11/20/2006	1,347	91.5%	94.8%	4.2%	(2.1%)	8.9%	(6.7%)
The Greens at Columbia	168		7/29/2010	1,493	93.5%	91.7%	3.5%	5.6%	5.2%	5.8%
Top Field	156		10/4/2006	1,361	96.9%	94.0%	2.4%	3.7%	8.6%	1.5%
Village Square	370		7/15/1999	1,226	94.7%	95.8%	2.3%	2.0%	5.2%	0.4%
Westbrooke	110		4/1/2010	902	93.8%	95.2%	3.7%	1.0%	13.3%	(6.4%)
Total Baltimore	10,477	25.0%		$1,165	94.1%	94.2%	3.0%	2.5%	3.7%	1.8%	22.5%

Boston
Gardencrest	696		6/28/2002	$1,748	95.6%	98.0%	5.7%	2.1%	(0.1%)	3.0%
Highland House	172		5/31/2006	1,306	96.3%	96.4%	3.9%	2.4%	(3.3%)	6.2%
Liberty Commons	120		8/30/2006	1,326	98.3%	98.4%	(0.3%)	(0.5%)	9.1%	(4.4%)
Liberty Place	107		6/6/2006	1,571	97.4%	96.4%	3.0%	4.1%	5.2%	3.5%
Redbank Village	500		7/8/1998	990	97.3%	95.0%	4.0%	8.9%	5.3%	11.3%
Stone Ends	280		2/12/2003	1,376	94.0%	96.3%	4.6%	1.0%	(1.7%)	2.3%
The Commons at Haynes Farm	302		7/15/2011	1,380	96.8%	95.5%	6.2%	7.5%	7.5%	7.5%
The Heights at Marlborough	348		9/7/2006	1,324	94.6%	95.4%	4.5%	0.4%	8.6%	(3.8%)
The Meadows at Marlborough	264		9/7/2006	1,296	95.1%	95.0%	7.1%	7.0%	(1.7%)	12.7%
The Townhomes of Beverly	204		2/15/2007	1,662	96.0%	97.1%	6.5%	2.9%	0.2%	4.2%
The Village at Marshfield	276		3/17/2004	1,286	94.4%	96.1%	6.1%	4.6%	(1.4%)	7.6%
Westwoods	35		4/30/2007	1,403	98.5%	97.3%	6.6%	8.9%	29.5%	0.3%
Total Boston	3,304	7.9%		$1,396	95.8%	96.5%	5.1%	3.7%	2.4%	4.4%	8.5%

Third Quarter 2013

Property Results

Third Quarter 2013
							3Q '13 Versus 3Q '12
		3Q '13					% Growth				3Q '13
	# of	Company	Date	3Q '13	3Q '13	3Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$930	93.6%	96.5%	3.1%	(0.8%)	88.2%	(31.2%)
Courtyards Village	224		8/29/2001	941	97.4%	96.7%	4.1%	6.4%	(2.0%)	13.7%
Cypress Place	192		12/27/2000	1,076	96.8%	97.6%	5.8%	4.8%	59.4%	(13.8%)
Lakeview Townhomes	120		10/18/2010	1,260	95.5%	95.7%	1.4%	1.9%	(1.4%)	4.6%
The Colony	783		9/1/1999	938	97.3%	96.6%	3.6%	5.8%	91.0%	(16.3%)
The Gates of Deer Grove	204		12/15/2011	1,084	94.2%	95.7%	3.8%	2.0%	48.6%	(16.4%)
The New Colonies	672		6/23/1998	775	95.8%	94.6%	0.2%	2.0%	5.5%	(1.3%)
Total Chicago	2,566	6.1%		$931	96.0%	96.1%	2.9%	3.4%	37.0%	(12.8%)	3.9%

Florida
The Hamptons	668		7/7/2004	$1,063	94.5%	95.4%	5.3%	4.2%	1.5%	6.7%
Vinings at Hampton Village	168		7/7/2004	1,187	96.0%	94.8%	5.3%	4.4%	(2.3%)	10.4%
Total Florida	836	2.0%		$1,088	94.8%	95.3%	5.3%	4.2%	0.7%	7.5%	1.4%

Long Island
Bayview / Colonial	160		11/1/2000	$1,372	97.2%	97.7%	3.7%	2.9%	0.5%	4.4%
Cambridge Village	82		3/1/2002	1,958	96.9%	97.2%	4.2%	3.0%	(0.9%)	5.7%
Crescent Club	257		9/30/2010	1,417	96.3%	97.4%	4.6%	2.8%	4.3%	1.8%
Devonshire Hills	656		7/16/2001	1,679	96.2%	96.1%	1.4%	0.5%	(1.2%)	1.4%
Hawthorne Court	434		4/4/2002	1,529	96.3%	96.6%	3.0%	3.1%	3.1%	3.1%
Heritage Square	80		4/4/2002	1,914	97.9%	96.5%	2.3%	3.3%	(1.9%)	7.3%
Holiday Square	144		5/31/2002	1,319	99.3%	99.2%	3.2%	3.9%	2.5%	4.8%
Lake Grove	368		2/3/1997	1,559	95.0%	95.2%	2.3%	3.5%	5.6%	2.2%
Mid-Island Estates	232		7/1/1997	1,505	98.3%	98.2%	2.1%	2.2%	9.0%	(1.4%)
Sayville Commons	342		7/15/2005	1,693	98.2%	96.0%	3.4%	5.5%	(3.7%)	13.6%
Southern Meadows	452		6/29/2001	1,533	95.6%	96.0%	4.3%	4.7%	4.2%	5.1%
Westwood Village	242		3/1/2002	2,589	97.1%	97.1%	3.0%	3.6%	1.0%	5.4%
Woodmont Village	97		3/1/2002	1,414	97.3%	95.3%	2.5%	2.7%	(4.5%)	6.4%
Yorkshire Village	40		3/1/2002	1,984	96.6%	96.2%	3.0%	4.7%	3.8%	5.3%
Total Long Island	3,586	8.5%		$1,643	96.7%	96.5%	2.9%	3.1%	1.6%	4.0%	10.2%

Third Quarter 2013

Property Results

Third Quarter 2013
							3Q '13 Versus 3Q '12
		3Q '13					% Growth				3Q '13
	# of	Company	Date	3Q '13	3Q '13	3Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
New Jersey
Barrington Gardens	148		3/1/2005	$1,377	97.3%	97.2%	5.8%	7.6%	11.3%	5.4%
Chatham Hill	308		1/30/2004	2,012	95.8%	97.2%	5.7%	3.6%	(0.0%)	5.1%
East Hill Gardens	33		7/8/1998	1,636	95.6%	96.6%	0.7%	(4.4%)	(1.0%)	(6.0%)
Hackensack Gardens	198		3/1/2005	1,217	97.5%	97.7%	2.6%	2.2%	7.1%	(0.8%)
Jacob Ford Village	270		2/15/2007	1,427	99.3%	98.6%	6.7%	7.6%	(3.6%)	11.6%
Lakeview	106		7/8/1998	1,485	96.6%	97.5%	3.3%	1.8%	(11.2%)	10.2%
Northwood	134		1/30/2004	1,445	96.6%	97.0%	4.3%	1.9%	1.1%	2.5%
Oak Manor	77		7/8/1998	2,042	96.2%	98.9%	7.1%	5.9%	25.9%	(2.9%)
Pleasant View	1,142		7/8/1998	1,231	96.9%	95.6%	3.0%	4.0%	6.3%	2.9%
Pleasure Bay	270		7/8/1998	1,167	94.7%	96.3%	6.7%	2.2%	2.9%	1.7%
Royal Gardens	550		5/28/1997	1,326	97.5%	96.4%	1.5%	3.6%	1.0%	4.9%
Wayne Village	275		7/8/1998	1,503	95.8%	96.4%	3.6%	3.8%	2.5%	4.4%
Windsor Realty	67		7/8/1998	1,347	96.6%	93.9%	1.5%	5.8%	(6.8%)	14.3%
Total New Jersey	3,578	8.5%		$1,388	96.8%	96.6%	3.9%	4.0%	3.3%	4.3%	9.5%

Philadelphia
Glen Manor	174		9/23/1997	837	94.1%	95.6%	2.5%	2.8%	4.2%	1.5%
Golf Club	399		3/15/2000	1,189	95.3%	93.2%	3.4%	5.6%	(0.8%)	9.0%
Hill Brook Place	274		7/28/1999	960	94.3%	96.0%	1.1%	(0.3%)	(2.7%)	1.9%
Home Properties of Bryn Mawr	316		3/15/2000	1,465	93.2%	90.2%	0.2%	2.3%	(4.8%)	6.2%
Home Properties of Devon	631		3/15/2000	1,299	94.2%	93.7%	3.9%	4.9%	4.5%	5.1%
New Orleans Park	442		7/28/1999	911	94.3%	95.0%	1.2%	0.1%	(1.8%)	1.7%
Racquet Club East	466		7/7/1998	1,135	97.2%	95.1%	1.4%	2.2%	(4.8%)	6.6%
Racquet Club South	103		5/27/1999	967	95.7%	95.1%	1.9%	3.0%	(2.0%)	7.6%
Ridley Brook	244		7/28/1999	994	94.9%	94.8%	2.4%	3.7%	(0.4%)	7.3%
Sherry Lake	298		7/23/1998	1,344	94.7%	95.9%	4.5%	3.9%	5.5%	3.1%
The Brooke at Peachtree Village	146		8/15/2005	1,256	95.0%	96.0%	4.4%	1.7%	3.9%	0.4%
The Landings	384		11/22/1996	1,130	92.9%	95.7%	4.5%	3.2%	9.1%	(0.3%)
Trexler Park	250		3/15/2000	1,180	94.0%	94.2%	4.9%	5.0%	(4.5%)	11.2%
Trexler Park West	216		8/15/2008	1,425	94.9%	93.4%	1.5%	3.7%	2.5%	4.3%
Waterview	203		7/14/2011	1,101	96.1%	94.1%	3.3%	4.6%	(3.0%)	9.4%
William Henry	363		3/15/2000	1,241	93.7%	94.9%	3.6%	0.2%	9.4%	(4.5%)
Total Philadelphia	4,909	11.7%		$1,168	94.6%	94.3%	2.8%	3.0%	0.9%	4.3%	10.5%

Third Quarter 2013

Property Results

Third Quarter 2013
							3Q '13 Versus 3Q '12
		3Q '13					% Growth				3Q '13
	# of	Company	Date	3Q '13	3Q '13	3Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Washington, D.C.
1200 East West	247		5/11/2010	$1,913	95.4%	95.6%	1.2%	2.6%	(104.9%)	86.8%
Arbor Park of Alexandria	851		Redevelopment	1,564	86.3%	81.7%	6.4%	9.9%	(0.4%)	15.9%
Braddock Lee	255		3/13/1998	1,449	97.3%	97.6%	3.0%	2.9%	0.3%	4.5%
Cider Mill	864		9/27/2002	1,244	96.7%	96.6%	3.7%	3.6%	(5.7%)	10.9%
Cinnamon Run	511		12/28/2005	1,302	92.3%	94.1%	1.1%	(1.1%)	(12.8%)	4.8%
Courts at Huntington Station	421		6/15/2011	2,035	91.7%	93.9%	3.2%	0.1%	(7.4%)	4.4%
East Meadow	150		8/1/2000	1,483	96.4%	96.3%	4.0%	4.8%	(11.2%)	14.8%
Elmwood Terrace	504		6/30/2000	1,007	94.3%	94.6%	2.8%	1.5%	(0.1%)	2.9%
Hunters Glen	108		4/19/2011	1,036	94.0%	95.5%	5.1%	3.0%	8.4%	(0.0%)
Mount Vernon Square	1,387		12/27/2006	1,360	93.1%	95.0%	4.7%	3.2%	(4.0%)	7.4%
Newport Village	937		10/17/2011	1,580	93.0%	95.8%	1.5%	(0.6%)	(2.1%)	0.2%
Park Shirlington	294		3/13/1998	1,439	95.7%	96.2%	3.7%	3.7%	(1.6%)	7.4%
Peppertree Farm	879		12/28/2005	1,273	94.2%	94.1%	1.6%	3.5%	4.6%	3.0%
Seminary Hill	296		7/1/1999	1,433	95.1%	97.0%	3.4%	0.4%	8.7%	(5.4%)
Seminary Towers	544		7/1/1999	1,487	94.9%	96.0%	2.2%	1.0%	1.2%	0.8%
Somerset Park	108		10/11/2011	1,521	95.7%	97.2%	4.3%	3.2%	4.6%	2.3%
Tamarron	132		7/15/1999	1,650	92.7%	94.6%	3.4%	0.3%	5.1%	(1.5%)
The Apts. at Cobblestone Square	314		6/14/2012	1,324	95.9%	84.1%	4.2%	19.8%	22.7%	18.2%
The Apts. at Wellington Trace	240		3/2/2004	1,428	93.4%	95.9%	1.4%	(0.1%)	11.0%	(5.1%)
The Courts at Dulles	411		11/30/2011	1,568	93.3%	95.3%	0.8%	(0.0%)	(3.1%)	1.7%
The Courts at Fair Oaks	364		9/30/2010	1,551	94.9%	95.6%	2.3%	1.7%	(6.7%)	5.6%
The Manor - MD	435		8/31/2001	1,366	91.3%	96.5%	2.8%	(4.8%)	4.6%	(9.0%)
The Manor - VA	198		2/19/1999	1,186	95.0%	96.4%	6.4%	4.6%	5.9%	3.9%
The Manor East	164		5/11/2012	1,124	94.1%	95.6%	4.1%	(1.1%)	(4.0%)	0.8%
The Sycamores	185		12/16/2002	1,506	93.7%	96.3%	2.7%	0.9%	(6.4%)	5.7%
Village at Potomac Falls	247		8/5/2010	1,469	94.4%	97.2%	4.7%	2.0%	(1.2%)	3.8%
Virginia Village	344		5/31/2001	1,467	96.8%	97.0%	3.4%	3.0%	(7.4%)	8.8%
West Springfield	244		11/18/2002	1,619	94.8%	95.8%	3.2%	0.1%	(0.1%)	0.2%
Westchester West	345		12/30/2008	1,392	92.8%	94.7%	2.6%	1.9%	7.1%	(0.8%)
Woodleaf	228		3/19/2004	1,302	94.9%	96.1%	1.4%	(0.4%)	4.0%	(2.3%)
Woodway at Trinity Centre	504		5/17/2012	1,418	95.4%	96.1%	1.2%	2.1%	(3.6%)	5.2%
Total Washington, D.C.	12,711	30.3%		$1,425	94.1%	95.6%	2.8%	1.4%	(5.4%)	5.4%	33.5%

Total Properties	41,967	100.0%		$1,306	94.8%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	38,784			$1,306	95.0%	95.5%	3.2%	2.6%	1.4%	3.2%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Third Quarter 2013

Property Results

September YTD							YTD '13 Versus YTD '12
		YTD '13					% Growth				YTD '13
	# of	Company	Date	YTD '13	YTD '13	YTD '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,309	92.7%	93.0%	2.9%	3.2%	(0.1%)	5.1%
Bonnie Ridge	960		7/1/1999	1,165	93.9%	95.7%	2.5%	0.6%	2.2%	(0.1%)
Canterbury	618		7/15/1999	1,038	95.1%	95.3%	3.6%	2.6%	(2.7%)	5.5%
Charleston Place	858		9/30/2010	1,226	95.9%	96.6%	4.7%	4.6%	3.7%	4.9%
Country Village	344		4/30/1998	1,043	94.3%	95.5%	0.0%	(0.8%)	2.6%	(2.7%)
Dunfield	312		11/1/2007	1,240	94.7%	95.2%	3.8%	2.8%	(0.7%)	4.5%
Fox Hall	720		3/28/2007	918	93.0%	92.5%	2.9%	2.8%	0.6%	4.3%
Gateway Village	132		7/15/1999	1,412	95.9%	96.5%	3.4%	2.9%	2.0%	3.3%
Heritage Woods	164		10/4/2006	1,185	95.6%	96.0%	(0.9%)	(1.5%)	(0.7%)	(1.9%)
Howard Crossing	1,350		6/28/2012	1,127	95.1%	n/a	n/a	n/a	n/a	n/a
Middlebrooke	208		4/1/2010	1,006	96.2%	94.4%	1.9%	4.5%	1.4%	6.1%
Mill Towne Village	384		5/31/2001	952	96.3%	95.4%	3.4%	4.6%	(2.4%)	8.8%
Morningside Heights	1,050		4/30/1998	962	93.4%	92.2%	4.1%	4.6%	(4.5%)	9.4%
Owings Run	504		7/15/1999	1,298	95.8%	95.3%	2.7%	4.3%	5.0%	4.0%
Ridgeview at Wakefield Valley	204		1/13/2005	1,247	96.5%	96.7%	2.5%	3.3%	3.0%	3.4%
Saddle Brooke	468		10/29/2008	1,146	93.8%	94.8%	5.2%	4.6%	3.6%	5.1%
Selford	102		7/15/1999	1,463	96.1%	96.6%	4.3%	3.0%	(2.0%)	5.1%
The Apts. at Cambridge Court	544		8/23/2011	1,372	92.0%	92.7%	2.6%	1.1%	7.2%	(1.9%)
The Coves at Chesapeake	469		11/20/2006	1,334	93.4%	94.0%	4.4%	3.0%	0.7%	4.0%
The Greens at Columbia	168		7/29/2010	1,472	94.9%	93.6%	3.7%	4.8%	3.1%	5.6%
Top Field	156		10/4/2006	1,343	96.4%	95.1%	2.2%	2.2%	6.2%	0.5%
Village Square	370		7/15/1999	1,220	94.8%	96.0%	2.5%	0.9%	7.9%	(2.3%)
Westbrooke	110		4/1/2010	899	96.0%	95.3%	5.0%	7.2%	4.8%	8.9%
Total Baltimore	10,477	25.0%		$1,153	94.4%	94.7%	3.2%	2.9%	1.6%	3.5%	23.0%

Boston
Gardencrest	696		6/28/2002	$1,704	96.6%	96.9%	4.8%	4.3%	4.5%	4.2%
Highland House	172		5/31/2006	1,291	95.5%	96.9%	4.3%	2.1%	3.9%	0.9%
Liberty Commons	120		8/30/2006	1,308	97.3%	97.0%	0.4%	1.6%	8.0%	(1.1%)
Liberty Place	107		6/6/2006	1,543	96.2%	96.4%	2.8%	3.6%	7.4%	1.3%
Redbank Village	500		7/8/1998	967	96.8%	96.6%	3.1%	4.2%	3.5%	4.6%
Stone Ends	280		2/12/2003	1,351	95.8%	95.5%	3.5%	4.1%	(5.6%)	9.7%
The Commons at Haynes Farm	302		7/15/2011	1,352	96.9%	96.2%	5.9%	6.5%	15.9%	1.8%
The Heights at Marlborough	348		9/7/2006	1,302	95.4%	94.7%	5.0%	4.1%	(1.1%)	7.4%
The Meadows at Marlborough	264		9/7/2006	1,266	96.2%	94.6%	6.2%	8.1%	(3.6%)	16.8%
The Townhomes of Beverly	204		2/15/2007	1,617	96.8%	96.7%	5.5%	4.9%	3.5%	5.6%
The Village at Marshfield	276		3/17/2004	1,258	95.5%	96.1%	5.4%	4.2%	(5.7%)	10.4%
Westwoods	35		4/30/2007	1,388	97.7%	97.3%	6.7%	5.8%	(0.0%)	9.9%
Total Boston	3,304	7.9%		$1,366	96.3%	96.2%	4.6%	4.5%	2.4%	5.8%	8.2%

Third Quarter 2013

Property Results

September YTD							YTD '13 Versus YTD '12
		YTD '13					% Growth				YTD '13
	# of	Company	Date	YTD '13	YTD '13	YTD '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$918	95.0%	95.9%	2.8%	2.6%	17.0%	(8.1%)
Courtyards Village	224		8/29/2001	926	97.9%	97.1%	4.3%	5.3%	(0.3%)	10.4%
Cypress Place	192		12/27/2000	1,056	97.9%	97.4%	5.5%	6.4%	9.6%	4.4%
Lakeview Townhomes	120		10/18/2010	1,248	96.5%	95.5%	2.3%	3.8%	4.2%	3.5%
The Colony	783		9/1/1999	925	97.1%	96.7%	3.5%	4.4%	12.2%	(0.3%)
The Gates of Deer Grove	204		12/15/2011	1,065	95.4%	93.8%	2.0%	4.5%	12.6%	(1.1%)
The New Colonies	672		6/23/1998	772	96.1%	95.2%	(0.1%)	1.4%	12.3%	(8.3%)
Total Chicago	2,566	6.1%		$920	96.5%	96.0%	2.6%	3.7%	11.0%	(1.6%)	3.9%

Florida
The Hamptons	668		7/7/2004	$1,050	94.0%	95.2%	4.9%	3.9%	(2.3%)	10.2%
Vinings at Hampton Village	168		7/7/2004	1,172	96.8%	95.8%	4.8%	5.3%	(6.0%)	16.6%
Total Florida	836	2.0%		$1,075	94.6%	95.3%	4.9%	4.2%	(3.1%)	11.6%	1.4%

Long Island
Bayview / Colonial	160		11/1/2000	$1,356	98.2%	98.6%	3.9%	4.6%	7.0%	3.1%
Cambridge Village	82		3/1/2002	1,930	98.2%	97.4%	3.5%	3.9%	0.2%	6.4%
Crescent Club	257		9/30/2010	1,394	96.5%	95.8%	4.2%	5.2%	3.1%	6.5%
Devonshire Hills	656		7/16/2001	1,665	96.7%	96.6%	1.8%	0.7%	0.3%	1.0%
Hawthorne Court	434		4/4/2002	1,510	97.1%	97.1%	2.4%	3.3%	3.1%	3.5%
Heritage Square	80		4/4/2002	1,886	98.8%	97.9%	3.1%	4.0%	(5.1%)	10.9%
Holiday Square	144		5/31/2002	1,313	99.3%	98.8%	3.8%	4.6%	3.4%	5.3%
Lake Grove	368		2/3/1997	1,538	96.1%	96.4%	2.9%	4.0%	4.1%	3.9%
Mid-Island Estates	232		7/1/1997	1,494	97.9%	98.5%	2.5%	1.1%	8.7%	(3.1%)
Sayville Commons	342		7/15/2005	1,677	97.6%	96.4%	3.3%	4.5%	1.4%	7.0%
Southern Meadows	452		6/29/2001	1,517	96.0%	96.3%	4.2%	4.9%	5.0%	4.8%
Westwood Village	242		3/1/2002	2,563	95.5%	96.9%	3.8%	3.9%	4.0%	3.9%
Woodmont Village	97		3/1/2002	1,404	96.5%	96.4%	2.7%	1.4%	5.3%	(0.6%)
Yorkshire Village	40		3/1/2002	1,991	97.1%	97.0%	5.1%	7.3%	2.5%	12.0%
Total Long Island	3,586	8.5%		$1,625	96.9%	96.9%	3.1%	3.3%	3.0%	3.6%	10.1%

Third Quarter 2013

Property Results

September YTD							YTD '13 Versus YTD '12
		YTD '13					% Growth				YTD '13
	# of	Company	Date	YTD '13	YTD '13	YTD '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
New Jersey
Barrington Gardens	148		3/1/2005	$1,361	97.6%	96.8%	6.6%	7.0%	(3.6%)	14.0%
Chatham Hill	308		1/30/2004	1,973	95.1%	95.3%	5.8%	5.1%	0.8%	6.9%
East Hill Gardens	33		7/8/1998	1,622	98.1%	97.2%	0.8%	0.1%	(0.9%)	0.5%
Hackensack Gardens	198		3/1/2005	1,210	96.7%	97.4%	3.4%	2.7%	4.1%	1.7%
Jacob Ford Village	270		2/15/2007	1,400	98.6%	98.7%	6.4%	4.9%	(0.4%)	7.1%
Lakeview	106		7/8/1998	1,473	97.3%	97.4%	3.4%	3.3%	(3.6%)	8.1%
Northwood	134		1/30/2004	1,430	96.6%	96.8%	3.6%	2.2%	(0.9%)	4.4%
Oak Manor	77		7/8/1998	2,003	97.7%	98.1%	6.8%	6.5%	7.9%	5.9%
Pleasant View	1,142		7/8/1998	1,220	96.4%	95.4%	2.7%	3.9%	2.3%	4.9%
Pleasure Bay	270		7/8/1998	1,137	96.4%	96.1%	5.6%	5.1%	0.8%	8.5%
Royal Gardens	550		5/28/1997	1,318	96.4%	96.7%	2.2%	2.6%	0.3%	3.9%
Wayne Village	275		7/8/1998	1,484	96.9%	97.0%	3.2%	3.2%	2.5%	3.6%
Windsor Realty	67		7/8/1998	1,341	97.6%	94.6%	1.8%	4.0%	1.0%	6.3%
Total New Jersey	3,578	8.5%		$1,371	96.6%	96.4%	3.8%	4.0%	1.1%	5.6%	9.2%

Philadelphia
Glen Manor	174		9/23/1997	833	95.7%	94.5%	1.6%	4.0%	2.9%	5.1%
Golf Club	399		3/15/2000	1,171	95.6%	94.5%	3.5%	4.6%	(1.5%)	8.0%
Hill Brook Place	274		7/28/1999	953	95.2%	96.1%	1.8%	1.3%	(1.9%)	4.2%
Home Properties of Bryn Mawr	316		3/15/2000	1,477	93.9%	93.6%	3.9%	3.9%	2.4%	4.7%
Home Properties of Devon	631		3/15/2000	1,287	95.1%	93.6%	5.2%	6.4%	(1.5%)	10.7%
New Orleans Park	442		7/28/1999	909	94.4%	94.9%	1.8%	1.8%	(0.4%)	4.0%
Racquet Club East	466		7/7/1998	1,131	96.6%	95.4%	2.0%	3.6%	(1.9%)	7.1%
Racquet Club South	103		5/27/1999	959	95.0%	95.1%	1.8%	2.4%	2.2%	2.7%
Ridley Brook	244		7/28/1999	987	95.3%	95.6%	2.5%	2.8%	1.5%	4.0%
Sherry Lake	298		7/23/1998	1,326	95.8%	96.8%	5.3%	4.6%	0.3%	6.8%
The Brooke at Peachtree Village	146		8/15/2005	1,237	97.2%	97.3%	5.1%	4.8%	2.2%	6.4%
The Landings	384		11/22/1996	1,118	95.4%	96.2%	5.5%	4.8%	4.7%	4.9%
Trexler Park	250		3/15/2000	1,156	95.2%	94.4%	4.1%	4.5%	(0.6%)	7.8%
Trexler Park West	216		8/15/2008	1,396	96.5%	95.1%	2.3%	3.8%	1.0%	5.3%
Waterview	203		7/14/2011	1,089	94.8%	93.2%	3.1%	5.1%	(6.7%)	13.7%
William Henry	363		3/15/2000	1,225	94.7%	94.6%	3.1%	(0.6%)	(2.1%)	0.3%
Total Philadelphia	4,909	11.7%		$1,157	95.3%	94.9%	3.5%	3.8%	(0.2%)	6.4%	10.7%

Third Quarter 2013

Property Results

September YTD							YTD '13 Versus YTD '12
		YTD '13					% Growth				YTD '13
	# of	Company	Date	YTD '13	YTD '13	YTD '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Washington, D.C.
1200 East West	247		5/11/2010	$1,902	95.8%	96.3%	1.0%	1.2%	(40.4%)	22.1%
Arbor Park of Alexandria	851		Redevelopment	1,555	81.0%	80.8%	7.7%	6.4%	2.4%	8.8%
Braddock Lee	255		3/13/1998	1,434	97.3%	98.0%	3.7%	3.6%	3.9%	3.4%
Cider Mill	864		9/27/2002	1,230	96.2%	96.0%	3.7%	3.1%	(2.6%)	7.4%
Cinnamon Run	511		12/28/2005	1,292	93.2%	93.4%	1.4%	0.6%	(1.8%)	1.7%
Courts at Huntington Station	421		6/15/2011	2,012	93.0%	86.1%	0.8%	7.7%	2.5%	10.5%
East Meadow	150		8/1/2000	1,466	96.7%	97.4%	4.4%	2.7%	1.0%	3.6%
Elmwood Terrace	504		6/30/2000	996	95.4%	95.4%	3.4%	3.6%	3.6%	3.5%
Hunters Glen	108		4/19/2011	1,020	93.9%	96.0%	5.1%	3.4%	9.6%	(0.3%)
Mount Vernon Square	1,387		12/27/2006	1,341	94.3%	94.6%	4.6%	4.7%	5.8%	4.1%
Newport Village	937		10/17/2011	1,564	94.8%	94.8%	0.9%	1.0%	(0.4%)	1.8%
Park Shirlington	294		3/13/1998	1,429	96.3%	97.2%	4.3%	3.0%	0.6%	4.6%
Peppertree Farm	879		12/28/2005	1,264	93.7%	94.3%	1.7%	2.4%	3.1%	2.0%
Seminary Hill	296		7/1/1999	1,417	96.4%	97.6%	4.0%	2.2%	6.4%	(0.6%)
Seminary Towers	544		7/1/1999	1,478	96.0%	95.7%	3.2%	2.9%	3.3%	2.7%
Somerset Park	108		10/11/2011	1,508	97.0%	97.5%	5.0%	4.8%	(3.4%)	10.1%
Tamarron	132		7/15/1999	1,649	94.0%	95.7%	4.8%	2.6%	0.3%	3.5%
The Apts. at Cobblestone Square	314		6/14/2012	1,313	95.4%	n/a	n/a	n/a	n/a	n/a
The Apts. at Wellington Trace	240		3/2/2004	1,422	95.1%	96.7%	2.5%	1.5%	3.5%	0.6%
The Courts at Dulles	411		11/30/2011	1,555	94.6%	94.5%	0.9%	1.7%	0.5%	2.3%
The Courts at Fair Oaks	364		9/30/2010	1,541	96.2%	96.1%	3.4%	3.8%	2.1%	4.6%
The Manor - MD	435		8/31/2001	1,351	94.4%	95.6%	2.6%	1.3%	2.9%	0.5%
The Manor - VA	198		2/19/1999	1,156	95.5%	97.3%	5.3%	2.3%	(1.4%)	4.6%
The Manor East	164		5/11/2012	1,107	93.1%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185		12/16/2002	1,492	95.2%	96.8%	3.6%	2.0%	7.3%	(0.7%)
Village at Potomac Falls	247		8/5/2010	1,449	95.7%	97.0%	5.2%	3.7%	1.4%	4.9%
Virginia Village	344		5/31/2001	1,453	97.2%	96.9%	3.5%	2.9%	(4.5%)	6.6%
West Springfield	244		11/18/2002	1,592	96.4%	95.9%	2.8%	1.4%	4.0%	0.2%
Westchester West	345		12/30/2008	1,380	92.8%	94.1%	3.8%	3.0%	3.5%	2.7%
Woodleaf	228		3/19/2004	1,291	96.3%	95.8%	0.5%	0.3%	(7.8%)	4.0%
Woodway at Trinity Centre	504		5/17/2012	1,411	95.7%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C.	12,711	30.3%		$1,411	95.0%	95.0%	2.8%	2.8%	0.5%	4.1%	33.5%

Total Properties	41,967	100.0%		$1,292	95.1%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	38,784			$1,291	95.5%	95.4%	3.3%	3.3%	1.6%	4.3%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison by Region - Core Properties

Sequential Comparison
Third Quarter 2013 vs. Second Quarter 2013
Region	% Units	3Q '13	2Q '13	Variance
Baltimore	23.5%	94.1%	94.8%	(0.7%)
Boston	8.5%	95.8%	96.8%	(1.0%)
Chicago	6.6%	96.0%	96.8%	(0.8%)
Florida	2.2%	94.8%	95.0%	(0.2%)
Long Island, New Jersey	18.5%	96.8%	97.0%	(0.2%)
Philadelphia	12.7%	94.6%	95.5%	(0.9%)
Washington, D.C.	28.0%	94.1%	95.6%	(1.5%)

Total Core	100.0%	95.0%	95.9%	(0.9%)

Year over Year Comparison
Third Quarter 2013 vs.Third Quarter 2012
Region	% Units	3Q '13	3Q '12	Variance
Baltimore	23.5%	94.1%	94.2%	(0.1%)
Boston	8.5%	95.8%	96.5%	(0.7%)
Chicago	6.6%	96.0%	96.1%	(0.1%)
Florida	2.2%	94.8%	95.3%	(0.5%)
Long Island, New Jersey	18.5%	96.8%	96.5%	0.3%
Philadelphia	12.7%	94.6%	94.3%	0.3%
Washington, D.C.	28.0%	94.1%	95.6%	(1.5%)

Total Core	100.0%	95.0%	95.5%	(0.5%)

September vs. Quarter Comparison
Region	% Units	Sep '13	3Q '13	Variance
Baltimore	23.5%	94.2%	94.1%	0.1%
Boston	8.5%	96.2%	95.8%	0.4%
Chicago	6.6%	95.9%	96.0%	(0.1%)
Florida	2.2%	94.0%	94.8%	(0.8%)
Long Island, New Jersey	18.5%	96.8%	96.8%	0.0%
Philadelphia	12.7%	94.8%	94.6%	0.2%
Washington, D.C.	28.0%	93.8%	94.1%	(0.3%)

Total Core	100.0%	94.9%	95.0%	(0.1%)

Net Operating Results - Core Properties

Sequential Results
Third Quarter 2013 vs. Second Quarter 2013
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	23.5%	(0.1%)	(0.9%)	2.2%	(2.3%)
Boston	8.5%	1.2%	0.5%	(3.0%)	2.4%
Chicago	6.6%	0.1%	(0.5%)	(10.4%)	8.6%
Florida	2.2%	(0.1%)	0.5%	1.3%	(0.2%)
Long Island, New Jersey	18.5%	1.0%	0.5%	(1.0%)	1.3%
Philadelphia	12.7%	(0.4%)	(2.2%)	(1.9%)	(2.3%)
Washington, D.C.	28.0%	(0.8%)	(0.4%)	(2.2%)	0.5%

Total Core	100.0%	0.0%	(0.4%)	(1.6%)	0.2%

Year over Year Results
Third Quarter 2013 vs.Third Quarter 2012
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	23.5%	2.5%	2.5%	3.7%	1.8%
Boston	8.5%	4.3%	3.7%	2.4%	4.4%
Chicago	6.6%	3.1%	3.4%	37.0%	(12.8%)
Florida	2.2%	3.8%	4.2%	0.7%	7.5%
Long Island, New Jersey	18.5%	3.7%	3.5%	2.3%	4.2%
Philadelphia	12.7%	3.2%	3.0%	0.9%	4.3%
Washington, D.C.	28.0%	1.1%	1.4%	(5.4%)	5.4%

Total Core	100.0%	2.6%	2.6%	1.4%	3.2%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '12		2Q '12		3Q '12		4Q '12		YTD '12
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.1%	3.6%	1.9%	3.4%	2.3%	4.0%	(0.1%)	4.3%	1.2%	3.9%

Boston	3.8%	4.1%	6.6%	3.6%	5.4%	4.5%	1.7%	4.3%	4.8%	4.1%

Chicago	0.1%	3.8%	1.5%	3.4%	3.1%	3.4%	(1.7%)	4.4%	1.1%	3.5%

Florida	1.1%	2.4%	5.9%	2.5%	4.9%	4.3%	5.5%	4.5%	4.0%	3.5%

Long Island, New Jersey	1.9%	4.0%	4.0%	3.3%	3.1%	3.4%	1.2%	3.1%	2.8%	3.3%

Philadelphia	6.0%	3.0%	6.7%	3.4%	4.6%	4.5%	(0.4%)	3.5%	4.4%	3.9%

Washington, D.C.	1.3%	4.1%	3.4%	3.9%	3.5%	4.3%	1.3%	4.5%	2.5%	4.1%

Total Core	1.8%	3.8%	3.8%	3.5%	3.4%	4.0%	0.7%	3.9%	2.6%	3.8%

	1Q '13		2Q '13		3Q '13
Region	New	Renewal	New	Renewal	New	Renewal
Baltimore	1.6%	3.7%	2.1%	4.0%	1.1%	4.2%

Boston	1.9%	3.4%	7.3%	4.2%	7.0%	4.7%

Chicago	0.5%	3.0%	2.3%	4.0%	2.4%	3.9%

Florida	4.6%	4.3%	7.9%	3.6%	5.7%	4.0%

Long Island, New Jersey	3.8%	3.1%	3.5%	3.3%	4.1%	3.4%

Philadelphia	(0.4%)	2.9%	2.4%	3.7%	0.0%	4.3%

Washington, D.C.	(0.3%)	4.1%	0.7%	3.9%	0.2%	3.9%

Total Core	1.3%	3.6%	2.7%	3.8%	2.0%	4.0%

Resident Statistics

Top Six Reasons for Moveouts
	3Q '13	2Q '13	1Q '13	4Q '12	3Q '12	2Q '12	1Q '12	Year '12	Year '11	Year '10
Location, apartment size	13.9%	13.4%	12.3%	12.1%	13.0%	13.5%	11.7%	12.6%	13.1%	12.1%

Employment related	12.9%	13.6%	14.7%	14.1%	12.5%	13.4%	12.6%	13.2%	13.4%	13.9%

Home purchase	12.7%	12.5%	11.2%	13.0%	11.2%	11.2%	9.6%	11.3%	10.4%	11.0%

Transfer within HME	12.1%	11.9%	14.1%	13.3%	12.5%	11.5%	15.0%	13.1%	11.6%	12.3%

Rent Level	11.5%	10.3%	9.9%	10.5%	11.0%	10.8%	11.0%	10.8%	10.5%	10.0%

Eviction, skip	10.9%	13.3%	14.9%	14.3%	12.7%	12.8%	16.9%	14.2%	16.4%	15.6%

Traffic - Core Properties					Turnover - Core Properties
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	3Q '13	YTD '13	3Q '13	YTD '13
	vs.	vs.	vs.	vs.
Region	3Q '12	YTD '12	3Q '12	YTD '12	3Q '13	3Q '12	YTD '13	YTD '12
Baltimore	3.1%	(0.9%)	4.6%	3.8%	13.6%	13.0%	32.2%	32.1%
Boston	9.2%	10.1%	15.1%	13.8%	12.8%	11.6%	33.8%	29.6%
Chicago	1.4%	2.8%	10.2%	7.0%	15.5%	14.7%	39.4%	39.2%
Florida	(35.4%)	(21.8%)	3.9%	(1.6%)	12.3%	10.8%	32.1%	33.0%
Long Island	(2.1%)	1.2%	0.5%	0.9%	10.4%	10.5%	26.8%	25.8%
New Jersey	(6.1%)	0.0%	(15.2%)	1.4%	10.5%	9.8%	27.9%	27.2%
Philadelphia	10.4%	3.1%	15.4%	6.8%	15.6%	13.7%	37.4%	34.7%
Washington, D.C.	1.6%	(7.4%)	12.7%	0.1%	11.8%	10.8%	28.6%	27.5%

Total Core	1.6%	(1.2%)	7.5%	3.8%	12.8%	11.9%	31.6%	30.4%

Bad Debt as % of Rent and Utility Recovery	3Q '13	3Q '12	YTD '13	YTD '12
Total Core	1.17%	1.07%	0.98%	0.94%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%			YTD	%
	3Q '13	3Q '12	Variance	Variance	YTD '13	YTD '12	Variance	Variance
Rent	$142,551	$138,920	$3,631	2.6%	$425,909	$412,137	$13,772	3.3%
Utility recovery	4,688	4,717	(29)	(0.6%)	17,134	16,497	637	3.9%
Rent including recoveries	147,239	143,637	3,602	2.5%	443,043	428,634	14,409	3.4%
Other income	6,982	6,672	310	4.6%	20,750	20,182	568	2.8%
Total income	154,221	150,309	3,912	2.6%	463,793	448,816	14,977	3.3%
Operating & maintenance	(54,578)	(53,802)	(776)	(1.4%)	(167,640)	(164,922)	(2,718)	(1.6%)
Core Properties NOI	$99,643	$96,507	$3,136	3.2%	$296,153	$283,894	$12,259	4.3%

Physical Occupancy	95.0%	95.5%	(0.5%)		95.5%	95.4%	0.1%

Weighted Avg Rent per Unit	$1,306	$1,265	$41	3.2%	$1,291	$1,249	$41	3.3%

Acquired Properties (1)			Redevelopment Property (2)
	3Q '13	YTD '13		3Q '13	YTD '13
Rent	$8,131	$24,058	Rent	$3,418	$9,585
Utility recovery	277	754	Utility recovery	89	373
Rent including recoveries	8,408	24,812	Rent including recoveries	3,507	9,958
Other income	346	964	Other income	124	350
Total income	8,754	25,776	Total income	3,631	10,308
Operating & maintenance	(3,068)	(8,979)	Operating & maintenance	(1,209)	(3,679)
Acquired Properties NOI	$5,686	$16,797	Redevelopment Property NOI	$2,422	$6,629

Physical Occupancy	95.8%	95.2%	Physical Occupancy	86.3%	81.0%

Weighted Avg Rent per Unit	$1,219	$1,212	Weighted Avg Rent per Unit	$1,564	$1,555

(1)	Acquired Properties consist of both acquired and stabilized development properties subsequent to January 1, 2012, such that full year operating results are not available.
(2)	The Redevelopment Property is Arbor Park of Alexandria, where 851 units in 52 buildings commenced renovation in 2011 on a building by building basis.

Seasonality Factor for NAV Calculation
To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.0%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	3Q '13	3Q '12	Variance	Variance	YTD '13	YTD '12	Variance	Variance
Electricity	$2,316	$2,357	$(41)	(1.7%)	$6,147	$6,297	$(150)	(2.4%)
Gas	1,244	1,311	(67)	(5.1%)	9,833	9,353	480	5.1%
Water & sewer	4,808	4,794	14	0.3%	13,753	13,611	142	1.0%
Repairs & maintenance	8,336	9,338	(1,002)	(10.7%)	23,367	24,243	(876)	(3.6%)
Personnel expense	12,709	11,999	710	5.9%	39,322	37,417	1,905	5.1%
Advertising	1,245	1,277	(32)	(2.5%)	3,555	3,664	(109)	(3.0%)
Legal & professional	405	365	40	11.0%	1,144	1,318	(174)	(13.2%)
Office & telephone	1,645	1,554	91	5.9%	4,759	4,952	(193)	(3.9%)
Property insurance	2,340	1,620	720	44.4%	4,636	5,502	(866)	(15.7%)
Real estate taxes	14,890	14,470	420	2.9%	45,612	43,252	2,360	5.5%
Snow	-	-	-	0.0%	923	288	635	220.5%
Trash	850	830	20	2.4%	2,508	2,576	(68)	(2.6%)
Property management G&A	3,790	3,887	(97)	(2.5%)	12,081	12,449	(368)	(3.0%)
Total Core	$54,578	$53,802	$776	1.4%	$167,640	$164,922	$2,718	1.6%

Discontinued Operations (1)
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three and nine months ended September 30, 2013 and 2012:

	3Q '13	3Q '12	YTD '13	YTD '12
Revenues:
Rental income	$-	$6,724	$2,512	$20,510
Property other income	-	691	351	2,072
Total revenues	-	7,415	2,863	22,582
Expenses:
Operating and maintenance	-	2,722	952	8,203
Interest (2)	-	996	1,741	3,158
Depreciation and amortization	-	1,687	547	5,249
Total expenses	-	5,405	3,240	16,610
Income (loss) from discontinued operations	$-	$2,010	$(377)	$5,972

(1)
Discontinued operations consists of two properties (424 units) disposed in 3Q '12, four properties (1,172 units) disposed in 4Q '12, two properties (511 units) disposed in 1Q '13 and one property (158 units) disposed in 2Q '13.

(2)	Includes debt extinguishment costs and other one-time costs of $1,416 incurred as a result of repaying property specific debt triggered upon sale for the nine months ended September 30, 2013.

Summary Of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd Avg
			Purchase	# of	Cap (1)	Purchase	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2013 Acquisitions
			Total 2013	-		$-
2012 Acquisitions
The Manor East	Washintgon, D.C.	VA	5/11/2012	164	7.0%	$16.2	$98,780
Woodway at Trinity Centre	Washington, D.C.	VA	5/17/2012	504	5.7%	96.0	190,476
Howard Crossing	Baltimore	MD	6/28/2012	1,350	5.9%	186.0	137,778
			Total 2012	2,018	5.9%	$298.2	$147,770

	Total 2013 and 2012 Acquisitions			2,018	5.9%	$298.2	$147,770

(1)	Capitalization (Cap) rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary of Recent Sales
($ in millions, except unit and per unit data)
							Wtd Avg
			Sale	# of	Cap (2)	Sales	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2013 Sales
South Bay Manor	Long Island	NY	3/14/2013	61	6.4%	$11.1	$181,967
Falkland Chase	Washington, D.C.	MD	3/29/2013	450	5.5%	98.0	217,778
Castle Club	Philadelphia	PA	4/10/2013	158	7.2%	15.0	94,937
Sold after the close of the 3rd quarter
Virginia Village	Washington, D.C.	VA	10/15/2013	344	5.9%	68.0	197,674
			Total 2013	1,013	5.8%	$192.1	$189,635
2012 Sales
Chesterfield Apartments	Philadelphia	PA	9/13/2012	247	6.1%	$25.2	$101,842
Woodholme Manor	Baltimore	MD	9/20/2012	177	7.0%	16.0	90,395
Curren Terrace	Philadelphia	PA	10/11/2012	318	6.0%	29.8	93,689
Falcon Crest	Baltimore	MD	11/8/2012	396	6.8%	46.0	116,162
Timbercroft	Baltimore	MD	12/13/2012	284	6.3%	29.2	102,641
Glen Brook	Philadelphia	PA	12/21/2012	174	6.1%	13.5	77,586
			Total 2012	1,596	6.4%	$159.6	$99,999

		Total 2013 and 2012 Sales		2,609	6.1%	$351.7	$134,802

(2)	Capitalization (Cap) rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.

Breakdown of Units

			Net			Net
			Acquired/			Acquired/
		As of	Developed	As of	12/31/2012	Developed	As of	9/30/2013
Region	State	12/31/2011	in 2012	12/31/2012	% of Units	in 2013	9/30/2013	% of Units
Baltimore	MD	9,984	493	10,477	24.6%	-	10,477	25.0%
Boston	MA/ME	3,304	(1)	3,303	7.7%	1	3,304	7.9%
Chicago	IL	2,566	-	2,566	6.0%	-	2,566	6.1%
Florida	FL	836	-	836	2.0%	-	836	2.0%
Long Island, New Jersey	NY/NJ	7,225	-	7,225	16.9%	(61)	7,164	17.0%
Philadelphia	PA	5,806	(739)	5,067	11.9%	(158)	4,909	11.7%
Washington, D.C.	MD/VA	12,230	931	13,161	30.9%	(450)	12,711	30.3%
Total		41,951	684	42,635	100.0%	(668)	41,967	100.0%

Debt Summary Schedule
($ in thousands)

		Interest	09/30/13
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.52%	22,538	04/01/14
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.27%	32,343	07/01/14
The Greens at Columbia	M&T Realty-Fannie Mae	3.93%	9,046	08/01/14
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.84%	26,112	11/01/14
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.29%	3,051	11/01/14
Westchester West - 1st	Berkeley Point Capital - Freddie	6.15%	26,003	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie	6.64%	7,239	03/01/15
Stratford Greens	Capital One Bank	5.75%	29,312	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	37,354	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,930	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,931	09/02/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	19,015	09/03/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,814	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	31,611	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	10,093	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	47,561	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,942	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	73,206	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,797	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	48,116	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	35,246	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	8,037	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,604	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	40,301	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,943	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,688	06/01/16
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	42,641	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	27,500	01/01/18

Debt Summary Schedule
($ in thousands)

		Interest	09/30/13
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
The Manor (MD)	Prudential - Fannie Mae	4.23%	44,458	11/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	7,984	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	16,664	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,752	12/15/18
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	23,075	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,524	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	20,426	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,956	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	44,748	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,823	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,629	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,665	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	47,409	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	39,183	10/01/19
Elmwood Terrace	M & T Realty - Fannie Mae	5.56%	25,752	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,734	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	25,161	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	14,161	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,561	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	24,114	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	14,169	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,298	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,595	05/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	36,907	08/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	93,074	11/01/20
New Orleans Park	M & T Realty - Fannie Mae	4.58%	22,647	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	36,274	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,976	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,421	01/01/21
Home Properties of Devon	M & T Realty - Fannie Mae	4.85%	58,543	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	92,154	11/01/21
Dunfield Townhomes	Midland Mortgage - HUD	5.25%	10,642	09/01/28
Highland House	Arbor Comml - Fannie Mae	6.32%	5,395	01/01/29

Wtd Avg - Fixed Secured		5.22%	$1,767,885

Debt Summary Schedule
($ in thousands)

		Interest	09/30/13
Property	Lender	Rate %	Balance	Maturity Date

Variable Rate Secured
Virginia Village	Wachovia - Freddie Mac	2.04%	$27,649	07/01/15
Cider Mill Apts	M&T Realty - Freddie Mac	3.08%	59,072	01/01/17
Sherry Lake	M&T Realty - Freddie Mac	2.93%	24,484	04/01/17

Wtd Avg - Variable Secured		2.79%	$111,205

Wtd Avg - Total Secured Debt		5.08%	$1,879,090

Fixed Rate Unsecured
Private Placement Senior Notes - Series A	Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B	Various Investors	5.00%	60,000	12/19/21
Senior Notes	Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan-Interest Rate Swap	M and T Bank et. al.	1.84%	250,000	08/18/18

Variable Rate Unsecured
Revolving Line of Credit	M and T Bank et. al.	1.34%	106,500	08/18/17

Wtd Avg - Total Unsecured Debt		2.71%	$556,500

Total Combined Debt		4.54%	$2,435,590

Debt Summary Schedule
($ in thousands)

			Interest	09/30/13
Property		Lender	Rate %	Balance	Maturity Date

% Of Portfolio - Fixed	91.1%
% Of Portfolio - Variable	8.9%
			Interest		Years To
			Rate %		Maturity
Wtd Avg - Total Fixed Rate Debt			4.78%		4.79
Wtd Avg - Total Variable Rate Debt			2.08%		3.40
Wtd Avg - Combined Debt			4.54%		4.67

Total Debt Maturity Schedule Exclusive of Revolving Line of Credit
Year of Maturity	Fixed Rate		Variable Rate		Total
	Wtd Avg		Wtd Avg			% Of
	Rate	Debt	Rate	Debt	Debt	Total
2013	-	-	-	-	$-	0.00%
2014	5.39%	93,089	-	-	93,089	4.00%
2015	5.17%	224,301	2.04%	27,649	251,950	10.82%
2016	5.40%	302,441			302,441	12.99%
2017	5.78%	157,524	3.04%	83,556	241,080	10.35%
2018	3.62%	556,513	-	-	556,513	23.89%
2019	5.14%	324,926	-	-	324,926	13.95%
2020	4.81%	297,961	-	-	297,961	12.79%
2021	4.84%	245,093	-	-	245,093	10.52%
2022	-	-	-	-	-	0.00%
2023 - 2029	5.61%	16,037	-	-	16,037	0.69%
TOTAL	4.78%	$2,217,885	2.79%	$111,205	$2,329,090	100.00%

Debt Summary Schedule

Unencumbered Properties

Property		# Units	Region	State
Canterbury Apartments		618	Baltimore	MD
Gateway Village		132	Baltimore	MD
Howard Crossing		1,350	Baltimore	MD
Middlebrooke Apartments		208	Baltimore	MD
Morningside Heights		1,050	Baltimore	MD
The Apts at Cambridge Court		544	Baltimore	MD
The Coves at Chesapeake		469	Baltimore	MD
Westbrooke Apartments		110	Baltimore	MD
Gardencrest		696	Boston	MA
Liberty Place		107	Boston	MA
The Commons at Haynes Farm		302	Boston	MA
The Heights at Marlborough	*	348	Boston	MA
The Townhomes of Beverly		204	Boston	MA
The Village at Marshfield		276	Boston	MA
Westwoods		35	Boston	MA
Liberty Commons		120	Boston	ME
Redbank Village		500	Boston	ME
Blackhawk Apartments		371	Chicago	IL
Courtyards Village		224	Chicago	IL
Lakeview Townhomes		120	Chicago	IL
The Colony		783	Chicago	IL
The Gates of Deer Grove		204	Chicago	IL
The New Colonies		672	Chicago	IL
Bayview & Colonial		160	Long Island	NY
Cambridge Village		82	Long Island	NY
Crescent Club		257	Long Island	NY
Heritage Square		80	Long Island	NY
Holiday Square		144	Long Island	NY
Lake Grove Apartments		368	Long Island	NY
Yorkshire Village		40	Long Island	NY
Barrington Gardens		148	New Jersey	NJ
East Hill Gardens		33	New Jersey	NJ
Hackensack Gardens		198	New Jersey	NJ
Jacob Ford Village		270	New Jersey	NJ

Unencumbered Properties

Property		# Units	Region	State
Oak Manor		77	New Jersey	NJ
Pleasure Bay		270	New Jersey	NJ
Wayne Village	*	275	New Jersey	NJ
Windsor Realty		67	New Jersey	NJ
Hill Brook Apartments	*	274	Philadelphia	PA
Home Properties of Bryn Mawr		316	Philadelphia	PA
Racquet Club South		103	Philadelphia	PA
Waterview		203	Philadelphia	PA
1200 East West Highway		247	Washington, D.C.	MD
Hunter's Glen		108	Washington, D.C.	MD
Seminary Hill		296	Washington, D.C.	MD
Courts at Huntington Station		421	Washington, D.C.	MD
Woodleaf Apartments		228	Washington, D.C.	MD
Braddock Lee		255	Washington, D.C.	VA
Mt. Vernon Square		1,387	Washington, D.C.	VA
Newport Village		937	Washington, D.C.	VA
Park Shirlington		294	Washington, D.C.	VA
Somerset Park		108	Washington, D.C.	VA
The Apts at Cobblestone Square		314	Washington, D.C.	VA
The Courts at Dulles		411	Washington, D.C.	VA
Village at Potomac Falls		247	Washington, D.C.	VA
West Springfield Village		244	Washington, D.C.	VA
Woodway at Trinity Centre		504	Washington, D.C.	VA

Total Number of Units:		18,809
Total Number of Properties:		57

*	Property added to unencumbered pool during 3Q'13.

Recurring Capital Expenditure Summary

For 2013 the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $848 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost per	Cost per
	Cost per	Useful	per Unit	Unit	Unit
Category	Unit	Life(1)	per Year(2)	per Year(3)	per Year
Appliances	$1,624	9	$180	$13	$193
Blinds, shades	135	3	45	5	50
Carpets, cleaning	760	4	190	142	332
Computers, equipment, misc.(4)	120	6	20	2	22
Contract repairs	-	-	-	250	250
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	24	52
Furnace, air (HVAC)	854	24	36	24	60
Hot water heater	293	7	42	-	42
Interior painting	-	-	-	178	178
Kitchen, bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	120	120
New roof	880	24	37	-	37
Parking lot site	750	15	50	-	50
Pool, exercise facility	147	15	10	38	48
Windows major	1,663	20	83	-	83
Miscellaneous (6)	326	17	19	-	19
Total	$9,086		$848	$796	$1,644

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $796 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $848 per unit is spent on recurring capital expenditures in 2013.  During the three months ended September 30, 2013 approximately $212 per unit was spent on recurring capital expenditures.  For the nine months ended September 30, 2013 approximately $636 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three and nine months ended September 30, 2013 as follows:

For the three months ended September 30, 2013
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$125	$3	$125	$3
Major building improvements	1,326	32	5,663	139	6,989	171
Roof replacements	377	9	664	16	1,041	25
Site improvements	612	15	4,393	108	5,005	123
Apartment upgrades	1,099	27	11,679	286	12,778	313
Appliances	2,012	49	-	-	2,012	49
Carpeting/flooring	2,224	55	2,317	57	4,541	112
HVAC/mechanicals	796	20	5,561	136	6,357	156
Miscellaneous	204	5	626	15	830	20
Total	$8,650	$212	$31,028	$760	$39,678	$972

(a)	Calculated using the weighted average number of units owned, including 38,784 core units, and 2012 acquisition units of 2,018 for the three months ended September 30, 2013.

For the nine months ended September 30, 2013
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$279	$7	$279	$7
Major building improvements	3,978	97	13,973	342	17,951	439
Roof replacements	1,132	28	1,974	48	3,106	76
Site improvements	1,836	45	8,309	204	10,145	249
Apartment upgrades	4,232	104	26,748	656	30,980	760
Appliances	5,101	125	5	-	5,106	125
Carpeting/flooring	6,671	163	3,781	93	10,452	256
HVAC/mechanicals	2,387	59	11,615	285	14,002	344
Miscellaneous	612	15	2,328	57	2,940	72
Total	$25,949	$636	$69,012	$1,692	$94,961	$2,328

(a)	Calculated using the weighted average number of units owned, including 38,784 core units, and 2012 acquisition units of 2,018 for the nine months ended September 30, 2013.

Capital Expenditure Summary (continued)

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended September 30, 2013
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$8,222	$212	$28,601	$737	$36,823	$949
2012 Acquisition Communities	428	212	2,427	1,203	2,855	1,415
Subtotal	8,650	212	31,028	760	39,678	972
Corporate office expenditures (b)	-	-	-	-	664	-
Total	$8,650	$212	$31,028	$760	$40,342	$972

(a)	Calculated using the weighted average number of units owned, including 38,784 core units, and 2012 acquisition units of 2,018 for the three months ended September 30, 2013.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

For the nine months ended September 30, 2013
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$24,667	$636	$64,493	$1,663	$89,160	$2,299
2012 Acquisition Communities	1,282	636	4,519	2,239	5,801	2,875
Sub-total	25,949	636	69,012	1,692	94,961	2,328
2013 Disposed Communities	63	289	(0)	-	63	289
Corporate office expenditures (b)	-	-	-	-	1,830	-
Total	$26,012	$636	$69,012	$1,692	$96,854	$2,316

(a)	Calculated using the weighted average number of units owned, including 38,784 core units, 2012 acquisition units of 2,018, and 2013 disposed units of 219 for the nine months ended September 30, 2013.
(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)
	Quarter	Quarter
	9/30/2013	9/30/2012	Change
Net Operating Income	$99,643	$96,507	3.2%
Less: Non-recurring Capex @ 6%	(1,716)	-	-
Adjusted Net Operating Income	$97,927	$96,507	1.5%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of September 30, 2013
($ in thousands)
											%
		Units		Cost	Costs				%	%	Physical
	Property	when	Cost	Estimate	Incurred		Initial	Date	Complete	Leased	Occup
	Type	Complete	Estimate	Per Unit	(1)	Start	Occup	Complete	(2)	(3)	(4)
Under construction:
Eleven55 Ripley	Mid-Rise and	379	$111,000	$293	$94,144	4Q 11	4Q 13	1H 14	0.0%	7.7%	n/a
Silver Spring, MD	High-Rise

Courts at Spring Mill Station	Donut/Podium	385	89,000	231	36,565	2Q 12	1Q 14	2H 14	0.0%	n/a	n/a
Conshohocken, PA

Pre-construction:
Westpark Tysons (part of Arbor Row	Mid-Rise and	694	232,000	334	32,825	2014	tbd	tbd	n/a	n/a	n/a
final development plan)	High-Rise
Tysons Corner, VA

Total					$163,534

(1)	Classified as Construction in Progress at September 30, 2013.
(2)	Represents the percentage of units that have been completed and are available to rent as of October 30, 2013.
(3)	Represents the percentage of units that have been leased as of October 30, 2013.
(4)	Represents the percentage of units occupied as of October 30, 2013.

2013 Earnings Guidance
	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2013 compared to 2012

FFO per share - 2013 actual/guidance	$1.053	$1.113	$1.086	$1.09 to $1.13	$4.34 to $4.38

Actual/midpoint of guidance	$1.053	$1.113	$1.086	$1.11	$4.36

FFO per share - 2012 actual	$0.979	$0.955	$1.093	$1.094	$4.125

Actual/projected improvement	7.5%	16.5%	-0.6%	1.5%	5.7%

2013 compared to 2012 based on "Operating FFO" - OFFO

OFFO per share - 2013 actual/guidance	$1.053	$1.113	$1.087	$1.10 to $1.14	$4.35 to $4.39

Actual/midpoint of guidance	$1.053	$1.113	$1.087	$1.12	$4.37

OFFO per share - 2012 actual	$0.979	$1.000	$1.094	$1.094	$4.170

Actual/projected improvement	7.5%	11.3%	-0.6%	2.4%	4.8%

The difference between FFO and OFFO is expensed acquisition costs.

2013 Earnings Guidance
	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Core Property Assumptions:

Total revenue growth	3.7%	3.7%	2.6%	3.00% to 3.50%	3.25% to 3.50%

Expense growth	0.9%	2.6%	1.4%	2.50% to 3.00%	1.80% to 2.00%

NOI growth	5.4%	4.3%	3.2%	3.25% to 3.75%	4.00% to 4.50%

Core Occupancy Assumptions:

2013 physical occupancy	95.7%	95.9%	95.0%	95.0%	95.4%

2012 physical occupancy	94.9%	96.0%	95.5%	95.4%	95.4%

Change in occupancy	0.8%	-0.1%	-0.5%	-0.4%	0.0%

Acquisitions	$0	$0	$0	$56M	$56M

Dispositions	$109M	$15M	$68M	$0	$192M

Anticipated expense from acquisition costs for 2013 of $300K versus actual of $2.7M in 2012.